Exhibit 99.1

News Release Linda McNeill Investor Relations (713) 267-7622
FOR IMMEDIATE RELEASE

Bristow Group Announces Pricing of

Convertible Senior Notes Offering

HOUSTON, Dec. 13, 2017 – Bristow Group Inc. (NYSE: BRS) announced today the pricing of its previously announced underwritten offering of $125 million aggregate principal amount of 4.50% convertible senior notes due 2023 (the “notes”). The notes will bear interest at a rate of 4.50% per annum, payable semi-annually on June 1 and December 1 of each year, beginning June 1, 2018. The company has granted the underwriters an option to purchase up to an additional $18.75 million aggregate principal amount of notes to cover over-allotments. The closing of the offering is expected to occur on December 18, 2017 and is subject to customary closing conditions.

The company expects the net proceeds from the offering to be $121.4 million, or $139.8 million if the underwriters exercise their option to purchase additional notes in full.

The notes will be convertible into cash, shares of the company’s common stock or a combination of cash and shares of the company’s common stock, at the company’s election, at an initial conversion rate of 63.9488 shares of the company’s common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $15.64. The notes will mature on June 1, 2023, unless earlier converted or repurchased in accordance with their terms prior to such date, and may not be redeemed by the company prior to maturity. Prior to December 1, 2022, the notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, until the close of business on the second scheduled trading day immediately preceding the maturity date.

In connection with the pricing of the notes, the company entered into convertible note hedge transactions with certain of the underwriters or affiliates thereof (the “option counterparties”). The convertible note hedge transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of the company’s common stock underlying the notes. The convertible note hedge transactions are expected generally to reduce the potential dilution upon any conversion of the notes and/or offset the potential cash payments the company may be required to make in excess of the principal amount of converted notes in the event that the market price per share of the company’s common stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions, which initially corresponds to the conversion price of the notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the notes.

The company also entered into warrant transactions with the option counterparties whereby the company sold to the option counterparties warrants to purchase, subject to customary anti-dilution adjustments and net share settlement provisions, up to the same number of shares of the company’s common stock as underlie the convertible note hedge transactions. The warrant transactions could separately have a dilutive effect to the extent that the market price per share of the company’s common stock, as measured over the applicable valuation period at the maturity of the warrants, exceeds the strike price of the warrants. The strike price of the warrant transactions will initially be approximately $20.02 per share, which represents a premium of 60.0% over the last reported sale price of the company’s common stock on December 13, 2017, and is subject to certain adjustments under the terms of the warrant transactions. If the underwriters exercise their over-allotment option, the company expects to enter into additional convertible note hedge transactions and additional warrant transactions with the option counterparties.

The company intends to use approximately $89.6 million of the net proceeds from the offering of the notes to repay a portion of the indebtedness outstanding under its term loan and approximately $8.8 million of the net proceeds from the offering of the notes to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to the company of the warrant transactions), with the remainder of the net proceeds from this offering to be used for general corporate purposes. If the underwriters exercise their over-allotment option, the company expects to sell additional warrants and use a portion of the net proceeds from the sale of the additional notes to enter into additional convertible note hedge transactions with the option counterparties, as well as use a portion of the net proceeds from the sale of such additional warrants and additional notes to make additional repayments of indebtedness outstanding under its term loan.

The company has been advised by the option counterparties that in connection with establishing their initial hedge position with respect to the convertible note hedge transactions and warrant transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to the company’s common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the company’s common stock or the notes at that time.

The company has also been advised by the option counterparties that the option counterparties and/or their respective affiliates are likely to modify their hedge positions by entering into or unwinding various derivative transactions with respect to the company’s common stock and/or purchasing or selling the company’s common stock or other of the company’s securities, including the notes, in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. This activity could cause or avoid an increase or a decrease in the market price of the company’s common stock or the notes, which could affect the bondholders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, could affect the amount and value of the consideration that bondholders will receive upon conversion of the notes.

The notes are being offered pursuant to an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”).

Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and BofA Merrill Lynch are acting as joint book-running managers and representatives of the underwriters. Citigroup Global Markets Inc., J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. are acting as senior co-managers.

The offering is being made only by means of a prospectus and related prospectus supplement, which will be filed with the Commission. A copy of the prospectus and prospectus supplement relating to the offering may be obtained from the offices of Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, NY 10010, Attn: Prospectus Department, phone: 1-800-221-1037, email: newyork.prospectus@credit-suisse.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, phone: 1-800-603-5847, email: barclayspropsectus@broadridge.com; and BofA Merrill Lynch, c/o Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, email: dg.prospectus_requests@baml.com. An electronic copy of the prospectus will be available on the website of the Commission at www.sec.gov.

This news release shall not constitute an offer to sell or a solicitation of an offer to purchase these notes nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT BRISTOW GROUP INC.

Bristow Group Inc. is the leading global industrial aviation services provider offering helicopter transportation, search and rescue (SAR) and aircraft support services, including maintenance and training, to government and civil organizations worldwide. Bristow has major operations in the North Sea, Nigeria and the U.S. Gulf of Mexico, and in most of the other major offshore oil and gas producing regions of the world, including Australia, Brazil, Canada, Russia and Trinidad. Bristow provides SAR services to the private sector worldwide and to the public sector for all of the U.K. on behalf of the Maritime and Coastguard Agency. For more information, visit Bristow’s website at www.bristowgroup.com.

FORWARD-LOOKING STATEMENTS

Statements contained in this news release that state the company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Specifically, the company cannot assure you that the proposed transactions described above will be consummated on the terms currently contemplated, if at all. Actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company’s filings with the Commission, including but not limited to the company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2017 and September 30, 2017. Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

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